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                                                                   EXHIBIT 21(a)


                     SUBSIDIARIES OF REX STORES CORPORATION

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
                                                         State of
         Name                                         Incorporation
         ----                                         --------------
Rex Radio and Television, Inc.(1)                          Ohio

Stereo Town, Inc.                                          Georgia

Kelly & Cohen Appliances, Inc.(1)                          Ohio

Rex Kansas, Inc.(2)                                        Kansas

AVA Acquisition Corp.(3)                                   Delaware

Rex Louisiana, Inc.(3)(4)                                  Ohio

Rex Alabama, Inc.(2)                                       Ohio

REX Investment, LLC (5)                                    Ohio

rexstores.com, Inc.                                        Ohio
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(1)  Wholly-owned subsidiary of AVA Acquisition Corp.

(2)  Wholly-owned subsidiary of Rex Radio and Television, Inc.

(3)  Non-operating subsidiary.

(4)  Wholly-owned subsidiary of Kelly & Cohen Appliances, Inc.

(5) Kelly & Cohen Appliances, Inc. owns a 98.032% Class A interest. AVA Acquisition Corp. owns a 95.46% Class B interest and a 100% Class C interest.